Exhibit 99.24

CONSENT OF PROSPECTIVE DIRECTOR

I, Louis A. Simpson, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc. (Registration No. 333-128021), and any amendments thereto.

/S/ Louis A. Simpson
Louis A. Simpson

Dated: June 18, 2006